SAMPLE
                              Insurance Certificate



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                               BROKER'S LETTERHEAD
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[ date ]

Certificate of Insurance

ISSUED TO:             The Boeing Company
                               Post Office Box 3707
                               Mail Stop 13-57
                               Seattle, Washington 98124
                               Attn:  Manager - Aviation Insurance for
                                      Vice President - Employee Benefits,
                                      Insurance and Taxes

CC:                            Boeing Commercial Airplane Group
                               P.O. Box 3707
                               Mail Stop 21-34
                               Seattle, Washington 98124-2207
                               U.S.A.
                               Attn:  Vice President - Contracts

NAMED INSURED: American Trans Air, Inc.


We hereby certify that in our capacity as Brokers to the Named Insured, the following described insurance is in force on this date:


Insurer                       Policy No.                         Participation


     POLICY  PERIOD:  From [date and time of  inception of the  Policy(ies)]  to
                      [date and time of expiration].

     GEOGRAPHICAL LIMITS: Worldwide (however, as respects "Aircraft Hull War and
                          Allied Perils" Insurance, as agreed by Boeing).



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AIRCRAFT                            INSURED:  All Boeing  manufactured  aircraft
                                    owned or operated by the Named Insured which
                                    are the  subject of the  following  purchase
                                    agreement(s),   entered   into  between  The
                                    Boeing    Company   and    _________________
                                    (hereinafter "Aircraft"):

                    Purchase Agreement No. ____ dated ______
                    Purchase Agreement No. ____ dated ______

COVERAGES:

1.Aircraft "all risks" Hull (Ground and Flight)
2.Aircraft Hull War and Allied Perils (as per LSW 555, or its successor wording) 3.Airline Liability

Including, but not limited to, Bodily Injury, Property Damage, Aircraft Liability, Liability War Risks, Passenger Legal Liability, Premises/Operations Liability, Completed Operations/Products Liability, Baggage Legal Liability (checked and unchecked), Cargo Legal Liability, Contractual Liability and Personal Injury.

The above-referenced Airline Liability insurance coverage is subject to War and Other Perils Exclusion Clause (AV48B) but all sections, other than section (b) are reinstated as per AV52C, or their successor endorsements.

LIMITS OF LIABILITY:

To the fullest extent of the Policy limits that the Named Insured carries from the time of delivery of the first Aircraft under the first Purchase Agreement listed under "Aircraft Insured" and thereafter at the inception of each policy period, but in any event no less than the following:

     Combined Single Limit Bodily Injury and Property Damage: U.S.$ any one occurrence each Aircraft (with aggregates as applicable).

         (717-200)                                   US$300,000,000
         (737-500/600)                               US$350,000,000
         (737-300/700)                               US$400,000,000
         (737-400)                                   US$450,000,000
         (737-800)                                   US$500,000,000
         (757-200)                                   US$525,000,000
         (757-300)                                   US$550,000,000
         (767-200)                                   US$550,000,000
         (767-300)                                   US$700,000,000
         (767-400ERX)                                US$750,000,000
         (777-200X)                                  US$750,000,000
         (MD-11)                                     US$800,000,000
         (777-200/300)                               US$800,000,000
         (777-300X)                                  US$900,000,000
         (747-400)                                   US$900,000,000

(In regard to all other models and/or derivatives, to be specified by Boeing).

(In regard to Personal Injury coverage, limits are US$25,000,000 any one offense/aggregate.)

DEDUCTIBLES / SELF-INSURANCE

Any  deductible  and/or   self-insurance  amount  (other  than  standard  market
deductibles) are to be disclosed and agreed by Boeing.

SPECIAL PROVISIONS APPLICABLE TO BOEING:

It is certified that Insurers are aware of the terms and conditions of AGTA-AAT and the following purchase agreements:

PA ______ dated _______
PA ______ dated _______
PA ______ dated _______

Each Aircraft manufactured by Boeing which is delivered to the Insured pursuant to the applicable purchase agreement during the period of effectivity of the policies represented by this Certificate will be covered to the extent specified herein.

Insurers have agreed to the following:

         A. In regard to Aircraft "all risks" Hull Insurance and Aircraft Hull War and Allied Perils Insurance, Insurers agree to waive all rights of subrogation or recourse against Boeing in accordance with AGTA-AAT which was incorporated by reference into the applicable purchase agreement.

         B.    In regard to Airline Liability Insurance, Insurers agree:

                  (1) To include Boeing as an additional insured in accordance with Customer's undertaking in Article 8.2.1 of AGTA-AAT which was incorporated by reference into the applicable purchase agreement.

                  (2) To provide that such insurance will be primary and not contributory nor excess with respect to any other insurance available for the protection of Boeing;

                  (3) To provide that with respect to the interests of Boeing, such insurance shall not be invalidated or minimized by any action or inaction, omission or misrepresentation by the Insured or any other person or party (other than Boeing) regardless of any breach or violation of any warranty, declaration or condition contained in such policies;

                  (4) To provide that all provisions of the insurance coverages referenced above, except the limits of liability, will operate to give each Insured or additional insured the same protection as if there were a separate Policy issued to each.

         C.    In regard to all of the above referenced policies:

                  (1) Boeing will not be responsible for payment, set-off, or assessment of any kind or any premiums in connection with the policies, endorsements or coverages described herein;

                  (2) If a policy is canceled for any reason whatsoever, or any substantial change is made in the coverage which affects the interests of Boeing or if a policy is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Boeing for thirty (30) days (in the case of war risk and allied perils coverage seven (7) days after sending, or such other period as may from time to time be customarily obtainable in the industry) after receipt by Boeing of written notice from the Insurers or the authorized representatives or Broker of such cancellation, change or lapse; and

                  (3) For the purposes of the Certificate, "Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each and their respective directors, officers, employees and agents.


Subject to the terms, conditions, limitations and exclusions of the relative policies.


(signature)
 ---------

(typed name)

(title)